                                                                     Exhibit G.4

                       AMENDMENT TO CUSTODIAN AGREEMENT

     This Amendment to the Custodian Agreement is made as of December 18, 1998 by and between the John Hancock Variable Series Trust I (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Agreement referred to below.

     WHEREAS, the Fund and the Custodian entered into an Amended and Restated Custodian Agreement dated as of January 30, 1995 (as amended and in effect from time to time, "Contract"); and

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made twenty-three (23) series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

    NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Articles 4 through 15 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 6 through 17, respectively, and all cross-references therein are hereby renumbered accordingly.

II. New Articles 4 and 5 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below. Said new Articles 4 and 5 shall govern matters relating to (a) the responsibilities of the Custodian as "Foreign Custody Manager" (as hereinafter defined) for each Portfolio of the Fund that is subject to the Contract, and (b) the responsibilities of the Custodian with respect to property of any such Portfolio that is held outside the United States. In the event of any conflict between the provisions of new Articles 4 and 5, on the one hand, and any other provision of the Contract, on the other hand, the provisions of new Articles 4 and 5 shall prevail.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 4 hereof, in the event of any conflict between the provisions of Articles 4 and 5 hereof, the provisions of Article 4 shall prevail.

4.    The Custodian as Foreign Custody Manager.
      ----------------------------------------

4.1.  Definitions.
      -----------

Capitalized terms in this Article 4 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund, on the Portfolio's behalf, determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

4.2.  Delegation to the Custodian as Foreign Custody Manager.
      ------------------------------------------------------

The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, with respect to the Portfolios, subject to Section
(b) of Rule 17f-5, the responsibilities set forth in this Article 4 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Portfolios.

4.3.  Countries Covered.
      -----------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manger shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 4,7 of this Article 4.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed on currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

4.4. Scope of Delegated Responsibilities.
     -----------------------------------

     4.4.1. Selection of Eligible Foreign Custodians.
            ----------------------------------------

Subject to the provisions of this Article 4, the Portfolio's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     4.4.2. Contracts With Eligible Foreign Custodians.
            ------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     4.4.3. Monitoring.
            ----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian Selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository).
In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 4.7 hereunder.

4.5.  Guidelines for the Exercise of Delegated Authority.
      --------------------------------------------------

For purposes of this Article 4, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios. The Fund, on behalf of the Portfolios, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that under this Article 4 the Foreign Custody Manager shall not be delegated any of the responsibilities set forth in paragraphs (c)(1), (c)(2) or (c)(3) of Rule 17f-5 with respect to Mandatory Securities Depositories.

4.6.  Standard of Care as Foreign Custody Manager of a Portfolio.
      ----------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

4.7.  Reporting Requirements.
      ----------------------

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 after the occurrence of the material change.

4.8.  Representations with Respect to Rule 17f-5.
      ------------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

4.9.  Effective Date and Termination of the Custodian as Foreign Custody
      ------------------------------------------------------------------
      Manager.
      -------

The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 4.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

5.    Duties of the Custodian with Respect to Property of the Portfolios Held
      -----------------------------------------------------------------------
      Outside the United States.
      -------------------------

5.1.  Definitions.
      -----------

Capitalized terms in this Article 5 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

5.2.  Holding Securities.
      ------------------

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign
-------- -------
securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

5.3. Foreign Securities Systems.
     --------------------------

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

5.4 Transactions in Foreign Custody Account.
    ---------------------------------------

    5.4.1. Delivery of Foreign Assets.
           --------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

    (i) upon the sale of such foreign securities for the Portfolio but only against receipt of payment therefor, unless (as permitted by Section
           5.4.3 below) settlement is effected in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

    (ii) in connection with any repurchase agreement related to foreign securities;

    (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

    (vi) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise became payable;

    (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

    (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in
                                                                --------
           any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise form the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)    in connection with the lending of foreign securities; and

     (xii)   for any other proper purpose, but only upon receipt of Proper
                                           --- ----
             Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

     5.4.2.  Payment of Portfolio Monies.
             ---------------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay our monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, against delivery of such security unless otherwise directed by Proper Instructions or unless (as permitted by Section 5.4.3 below) settlement is effected in accordance with the customary established securities trading or processing practices and procedures in the country or market where the transaction occurs, including without limitation, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments; interest, taxes, investment advisory fees, transfer agency fees, fees under this contract, legal fees, accounting fees, and other operating expenses;

(iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi) for payment of part or all of the dividends received in respect of securities sold short;

(vii)  in connection with the borrowing or lending of foreign securities; and

(viii) for any other proper purpose, but only upon receipt of Proper
                                     --------
       Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

5.4.3. Market Conditions: Market Information.
       -------------------------------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets form such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

5.5.  Registration of Foreign Securities.
      ----------------------------------

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

5.6.  Bank Accounts.
      -------------

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

5.7.  Collection of Income.
      --------------------

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

5.8.  Shareholder Rights.
      ------------------

With respect to the foreign securities held pursuant to this Article 5, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

5.9.  Communications Relating to Foreign Securities.
      ---------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

5.10. Liability of Foreign Sub-Custodians and Foreign Securities Systems.
      ------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim. At the Fund's request, the Custodian shall use reasonable efforts to process and advance any such claim on behalf of the Fund against any Foreign Sub-Custodian or Foreign Securities System.

5.11. Tax Law.
      -------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any6 state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to promptly notify the Fund of any claim or other notice received by the Custodian relating to taxes owed by the

Fund (or any report relating thereto), and to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information. Subject to the foregoing, it shall be the responsibility of the Custodian to use reasonable efforts to perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable the Company to receive appropriate tax treatment under applicable tax laws and treaty provisions, if any.

5.12. Liability of Custodian.
      ----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund and the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian or a Foreign Securities System to the same extent as set forth with respect to sub-custodians and Securities Systems generally in the Contract provided however that regardless of whether Foreign Assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care. Nothing herein shall be deemed to relieve the Custodian from liability for its own negligent or willful acts and omissions, or other breach of this Contract.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.




Witnessed By:                  STATE STREET BANK AND TRUST
                               COMPANY

/s/ MARC L. PARSONS
-------------------
Marc L. Parsons                By:    /s/ RONALD E. LOGUE
Associate Counsel                     -------------------------
                               Name:  Ronald E. Logue
                               Title: Executive Vice President





Witnessed By:                  JOHN HANCOCK VARIABLE SERIES TRUST I


/s/ J.E. ENTERKIN, JR.
----------------------
Name: J.E. Enterkin, Jr.       By:    /s/ MICHELE G. VAN LEER
Title: Senior Counsel                 -------------------------
                               Name:  Michele G. Van Leer
                               Title: Chairman and CEO

                                                                      SCHEDULE A
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country            Subcustodian                       Non-Mandatory Depositories

Argentina          Citibank, N.A.                     --

Australia          Westpac Banking Corporation        --

Austria            Erste Bank der Osterreichischen    --
                   Sparkassen AG

Bahrain            British Bank of the Middle East    --
                   (as delegate of The Hongkong and
                   Shanghai Banking Corporation
                   Limited)

Bangladesh         Standard Chartered Bank            --

Belgium            Generale de Banque                 --

Bermuda            The Bank of Bermuda Limited        --

Bolivia            Banco Boliviano Americano S.A.     --

Botswana           Barclays Bank of Botswana Limited  --

Brazil             Citibank, N.A.                     --

Bulgaria           ING Bank N.V.                      --

Canada             Canada Trustco Mortgage Company    --

Chile              Citibank, N.A.                     --

People's Republic  The Hongkong and Shanghai          --
of China           Banking Corporation Limited,
                   Shanghai and Shenzhen branches

Colombia           Cititrust Colombia S.A.            --
                   Sociedad Fiduciaria

11/20/98

                                 STATE STREET                       SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country          Subcustodian                    Non-Mandatory Depositories

Costa Rica       Banco BCT S.A.                  --

Croatia          Privredna Banka Zagreb d.d      --

Cyprus           Barclays Bank Plc.              --
                 Cyprus Offshore Banking Unit    --

Czech Republic   Ceskoslovenska Obehodni         --
                 Banka, A.S.

Denmark          Den Danske Bank                 --

Ecuador          Citibank N.A.                   --

Egypt            National Bank of Egypt          --

Estonia          Hansabank                       --

Finland          Merita Bank Limited             --

France           Banque Paribas                  --

Germany          Dresdner Bank AG                --

Ghana            Barclays Bank of Ghana Limited  --

Greece           National Bank of Greece S.A.    The Bank of Greece, System for
                                                 Monitoring Transactions in
                                                 Securities in Book-Entry Form

Hong Kong        Standard Chartered Bank         --

Hungary          Citibank Budapest Rt.           --

                                 STATE STREET                         SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                Subcustodian                           Non-Mandatory Depositories

Iceland                Icebank Ltd.

India                  Deutsche Bank AG                       --

                       The Hongkong and Shanghai
                       Banking Corporation Limited

Indonesia              Standard Chartered Bank                --

Ireland                Bank of Ireland                        --

Israel                 Bank Hapoalim B.M.                     --

Italy                  Banque Paribas                         --

Ivory Coast            Societe Generale de Banques            --
                       en Cote d'Ivoire

Jamaica                Scotiabank Jamaica Trust and Merchant  --
                       Bank Ltd.

Japan                  The Daiwa Bank, Limited                Japan Securities Depository
                                                              Center
                       The Fuji Bank, Limited

Jordan                 British Bank of the Middle East        --
                       (as delegate of The Hongkong and
                       Shanghai Banking Corporation Limited)

Kenya                  Barclays Bank of Kenya Limited         --

Republic of Korea      The Hongkong and Shanghai Banking
                       Corporation Limited

Latvia                 JSC Hansabank-Latvija                  --

                                 STATE STREET                         SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country            Subcustodian                           Non-Mandatory Depositories

Lebanon            British Bank of the Middle East
                   (as delegate of The Hongkong and
                   Shanghai Banking Corporation Limited)

Lithuania          Vilniaus Bankas AB                     --

Malaysia           Standard Chartered Bank                --
                   Malaysia Berhad

Mauritius          The Hongkong and Shanghai              --
                   Banking Corporation Limited

Mexico             Citibank Mexico, S.A.                  --

Morocco            Banque Commerciale du Maroc            --

Namibia            (via) Standard Bank of South Africa    --

The Netherlands    MeesPierson N.V.                       --
                   (New Zealand) Limited

New Zealand        ANZ Banking Group                      --

Norway             Christiania bank og                    --
                   Kreditkasse

Oman               British Bank of the Middle East        --
                   (as delegate of The Hongkong and
                   Shanghai Banking Corporation Limited)

Pakistan           Deutsche Bank AG                        --

Peru               Citibank, N.A.

Philippines        Standard Chartered Bank                --


                                STATE STREET                          SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                 Subcustodian                                        Non-Mandatory Depositories
Poland                  Citibank (Poland) S.A.                              --
                        Bank Polska Kasa Opieki S.A.

Portugal                Banco Comercial Portugues                           --

Romania                 ING Bank, N.V.                                      --

Russia                  Credit Suisse First Boston AO. Moscow               --
                        (as delegate of Credit Suisse
                        First Boston, Zurich)

Singapore               The Development Bank                                --
                        of Singapore Limited

Slovak Republic         Ceskoslovenska Obchodna                             --
                        Banka, A.S.

Slovenia                Bank Austria d.d.                                   --

South Africa            Standard Bank of South Africa Limited               --

Spain                   Banco Santander, S.A.                               --

Sri Lanka               The Hongkong and Shanghai                           --
                        Banking Corporation Limited

Swaziland               Standard Bank Swaziland Limited                     --

Sweden                  Skandinaviska Enskilda Banken                       --

Switzerland             UBS AG                                              --

Taiwan - R.O.C.         Central Trust of China                              --

Thailand                Standard Chartered Bank                             --

11/20/98

                                                                      SCHEDULE A
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                Subcustodian                   Non-Mandatory Depositories

Trinidad & Tobago      Republic Bank Limited          --

Tunisia                Banque Internationale Arabe    --
                       de Tunisie

Turkey                 Citibank, N.A.                 --
                       Ottoman Bank

Ukraine                ING Bank, Ukraine              --

United Kingdom         State Street Bank and Trust    --
                       Company, London Branch

Uruguay                Citibank, N.A.                 --

Venezuela              Citibank, N.A.                 --

Zambia                 Barclays Bank of Zambia        --
                       Limited

Zimbabwe               Barclays Bank of Zimbabwe      --
                       Limited

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)



11/20/98

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES


Country                          Mandatory Depositories

Argentina                        Caja de Valores S.A.

Australia                        Austraclear Limited

                                 Reserve Bank Information and
                                 Transfer System

Austria                          Oesterreichische Kontrollbank AG
                                 (Wertpapiersammelbank Division)

Belgium                          Caisse Interprofessionnelle de Depot et
                                 de Virement de Tirres S.A.

                                 Banque Nationale de Belgique

Brazil                           Companhia Brasileira de Liquidacao e
                                 Custodia (CBLC)

                                 Bolsa de Valores de Rio de Janeiro
                                 All SSB clients presently use CBLC

                                 Central de Custodia e de Liquidacao Financeira de Titulos

Bulgaria                         Central Depository AD

                                 Bulgarian National Bank

Canada                           The Canadian Depository
                                 for Securities Limited

People's Republic                Shanghai Securities Central Clearing and
of China                         Registration Corporation

                                 Shenzhen Securities Central Clearing
                                 Co., Ltd.

Costa Rica                       Central de Valores S.A. (CEVAL)

* Mandatory depositories include entities for which use is mandatory as a      1
matter of law or effectively mandatory as a matter of market practice.

11/20/98

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                           Mandatory Depositories

Croatia                           Ministry of Finance

                                  National Bank of Croatia

Czech Republic                    Stedisko cennyeh papiro

                                  Czech National Bank

Denmark                           Vaedipapircentralen (the Danish
                                  Securities Center)

Egypt                             Misr Company for Clearing, Settlement,
                                  and Central Depository

Estonia                           Eesti Vaartpaberite Keskdepositoorium

Finland                           The Finnish Central Securities Depository

France                            Societe Interprofessionnelle
                                  pour la Compensation des
                                  Valeurs Mobilieres (SICOVAM)

Germany                           Deutsche Borse Clearing AG

Greece                            The Central Securities Depository
                                  (Apothetirion Titlon AE)

Hong Kong                         The Central Clearing and
                                  Settlement System

                                  Central Money Markets Unit

Hungary                           The Central Depository and Clearing
                                  House (Budapest) Ltd. (KELER)
                                  (Mandatory for Gov't Bonds only;
                                  SSB does not use for other securities)

India                             The National Securities Depository Limited

* Mandatory depositories include entities for which use is mandatory as a      2
matter of law or effectively mandatory as a matter of market practice.

11/20/98

                                 STATE STREET                        SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                   Mandatory Depositories

Indonesia                 Bank Indonesia

Ireland                   Central Bank of Ireland
                          Securities Settlement Office

Israel                    The Tel Aviv Stock Exchange Clearing
                          House Ltd.

                          Bank of Israel

Italy                     Monte Tiroli S.p.A.

                          Banca d'Italia

Jamaica                   The Jamaican Central Securities Depository

Japan                     Bank of Japan Net System

Kenya                     Central Bank of Kenya

Republic of Korea         Korea Securities Depository Corporation

Latvia                    The Latvian Central Depository

Lebanon                   The Custodian and Clearing Center of
                          Financial Instruments for Lebanon
                          and the Middle East (MIDCLEAR) S.A.L.

                          The Central Bank of Lebanon

Lithuania                 The Central Securities Depository of Lithuania

Malaysia                  The Malaysian Central Depository Sdn. Bhd.

* Mandatory depositories include entities for which use is mandatory as a      3
matter of law or effectively mandatory as a matter of market practice.

11/20/98

                                 STATE STREET                         SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                   Mandatory Depositories

Malaysia (cont.)          Bank Negara Malaysia,
                          Scripless Securities Trading and Safekeeping
                          System

Mauritius                 The Central Depository & Settlement
                          Co. Ltd.

Mexico                    S.D. INDEVEL, S.A. de C.V.
                          (Instituto para el Deposito de
                          Valores)

Morocco                   Maroclear

The Netherlands           Nederlands Cetraal Instituut voor
                          Giraal Effectenverkcer B.V. (NECIGEF)

                          De Nederlandsche Bank N.V.

New Zealand               New Zealand Central Securities
                          Depository Limited

Norway                    Verdipapirsentralen (the Norwegian
                          Registry of Securities)

Oman                      Muscat Securities Market

Pakistan                  Central Depository Company of Pakistan Limited

Peru                      Caja de Valores y Liquidaciones S.A.
                          (CAVALI)

* Mandatory depositories include entities for which use is mandatory as a      4
matter of law or effectively mandatory as a matter of market practice.

11/20/98

                                 STATE STREET                         SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                      Mandatory Depositories

Philippines                  The Philippines Central Depository, Inc.

                             The Registry of Scripless Securities
                             (ROSS) of the Bureau of the Treasury

Poland The National Depository of Securities (Krajowy Depozyt Papierow Wartosciowych)

                             Central Treasury Bills Registrar

Portugal                     Central de Valores Mobiliarios (Central)

Romania                      National Securities Clearing, Settlement and
                             Depository Co.

                             Bucharest Stock Exchange Registry Division

Singapore                    The Central Depository (Ptc) Limited

                             Monetary Authority of Singapore

Slovak Republic              Stredisko Cennych Papierov

                             National Bank of Slovakia

Slovenia                     Klirinsko Deporna Druzba d.d.

South Africa                 The Central Depository Limited

Spain                        Servicio de Compensacion y Liquidacion de Valores,
                             S.A.

                             Banco de Espana Central de Anotaciones en Cuenta

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

11/20/98

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                       Mandatory Depositories

Sri Lanka                     Central Depository System
                              (Pvt) Limitied

Sweden                        Vardepapperscentralen AB
                              (the Swedish Central Securities Depository)

Switzerland                   Schweizerische Effekten - Giro AG

Taiwan - R.O.C.               The Taiwan Securities Central
                              Depository Co., Ltd.

Thailand                      Thailand Securities Depository
                              Company Limited

Tunisia                       Societe Tunisienne interprofessionelle de
                              Compensation et de Depot de
                              Valeurs Mobilieres

                              Central Bank of Tunisia

                              Tunisian Treasury

Turkey                        Takas ve Saklama Bankasi A.S.
                              (TAKASBANK)

                              Central Bank of Turkey

Ukraine                       The National Bank of Ukraine

United Kingdom                The Bank of England,
                              The Central Gilts Office and
                              The Central Moneymarkets Office

Uruguay                       Central Bank of Uruguay


* Mandatory depositories include entities for which use is mandatory as a      6
matter of law or effectively mandatory as a matter of market practice.

11/20/98

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES


Country                         Mandatory Depositories

Venezuela                       Central Bank of Venezuela

Zambia                          Lusaka Central Depository Limited

                                Bank of Zambia



* Mandatory depositories include entities for which use is mandatory as a      7
matter of law or effectively mandatory as a matter of market practice.

11/20/98

                                  SCHEDULE C

                              MARKET INFORMATION

Publication/Type of Information               Brief Description
-------------------------------               -----------------
(Frequency)

The Guide to Custody in World Markets         An overview of safekeeping and
-------------------------------------         settlement practices and
(annually)                                    procedures in each market in which
                                              State Street Bank and Trust
                                              Company offers custodial services.

Global Custody Network Review                 Information relating to the
-----------------------------                 operating history and structure of
(annually)                                    depositories and subcustodians
                                              located in the markets in which
                                              State Street Bank and Trust
                                              Company offers custodial services,
                                              including transnational
                                              depositories.

Global Legal Survey                           With respect to each market in
-------------------                           which State Street Bank and Trust
(annually)                                    Company offers custodial services,
                                              opinions relating to whether local
                                              law restricts (i) access of a
                                              fund's independent public
                                              accountants to books and records
                                              of a Foreign Sub-Custodian or
                                              Foreign Securities System, (ii)
                                              the Fund's ability to recover in
                                              the event of bankruptcy or
                                              insolvency of a Foreign Sub-
                                              Custodian or Foreign Securities
                                              System, (iii) the Fund's ability
                                              to recover in the event of a loss
                                              by a Foreign Sub-Custodian or
                                              Foreign Securities System, and
                                              (iv) the ability of a foreign
                                              investor to convert cash and cash
                                              equivalents to U.S. dollars.

Subcustodian Agreements                       Copies of the subcustodian
-----------------------                       contracts State Street Bank and
(annually)                                    Trust Company has entered into
                                              with each subcustodian in the
                                              markets in which State Street Bank
                                              and Trust Company offers
                                              subcustody services to its US
                                              mutual fund clients.

Network Bulletins (weekly):                   Developments of interest to
                                              investors in the markets in which
                                              State Street Bank and Trust
                                              Company offers custodial services.

Foreign Custody Advisories (as                With respect to markets in which
necessary)                                    State Street Bank and Trust
                                              Company offers custodial services
                                              which exhibit special custody
                                              risks, developments which may
                                              impact State Street's ability to
                                              deliver expected levels of
                                              service.